Exhibit 23.2
DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

February 23, 2017

Oasis Petroleum Inc.
1001 Fannin Street, Suite 1500
Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation of the estimates contained in our “Report as of December 31, 2016 on Reserves and Revenue owned by Oasis Petroleum Inc.” (our Report) in Part 1 and in the “Notes to Consolidated Financial Statements” portions of the Annual Report on Form 10-K of Oasis Petroleum Inc. for the year ended December 31, 2016 (the Annual Report). We further consent to the incorporation of estimates contained in our “Appraisal Report as of December 31, 2015 on Certain Properties owned by Oasis Petroleum Inc.” and our “Appraisal Report as of December 31, 2014 on Certain Properties owned by Oasis Petroleum Inc.” In addition, we hereby consent to the incorporation by reference of our letter report dated February 1, 2017 in the “Exhibits, Financial Statement Schedules” portion of the Annual Report. We further consent to the incorporation by reference of references to DeGolyer and MacNaughton and to our Report in Oasis Petroleum Inc.’s Registration Statements on Form S-3 (File No. 333-197440) and Forms S-8 (File No. 333-167664 and File No. 333-206025).

Very truly yours,

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716